Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73327 of Unitil Corporation on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of Unitil Corporation Tax Deferred Savings and Investment Plan for the year ended December 31, 2025.

/s/ BDMP Assurance, LLP

Manchester, New Hampshire

June 26, 2026